UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2016

GROUPON, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-35335 (Commission File Number)	27-0903295 (I.R.S. Employer Identification No.)

600 West Chicago Avenue, Suite 400 Chicago, Illinois (Address of principal executive offices)	60654 (Zip Code)

312-334-1579
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On June 29, 2016, Groupon, Inc. (the “Company”) entered into an amended and restated credit agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as Administrative Agent, and the other lenders party thereto. The Credit Agreement provides for a $250 million senior secured revolving line of credit for a term of three years, which is the same amount available under its prior credit facility. The proceeds of any borrowings under the Credit Agreement may be used for general corporate purposes. No amounts have been drawn under the Credit Agreement as of the date of this filing.

Borrowings under the Credit Agreement will bear interest at a rate equal to (a) an adjusted LIBO rate or (b) a customary base rate, at the Company’s option. In each case, the applicable spread will be determined based on the Company’s leverage ratio at the end of the then most recent fiscal quarter. The applicable spread for borrowings under the Credit Agreement will range from 1.50% to 2.25% with respect to adjusted LIBO rate borrowings and 0.50% to 1.25% with respect to customary base rate borrowings. Additionally, the Company will pay a commitment fee ranging from 0.25% to 0.40% on the daily amount of the unused commitments under the Credit Agreement payable in arrears at the end of each fiscal quarter.

The Credit Agreement requires the Company to maintain a maximum funded indebtedness to EBITDA ratio, a maximum senior secured indebtedness to EBITDA ratio, a minimum fixed charge coverage ratio, unrestricted cash of not less than $400 million and a minimum liquidity balance (including any undrawn amounts under the credit facility) of at least 70% of the Company’s accrued merchant and supplier payables balance. In addition, the Credit Agreement contains customary representations and warranties, affirmative and restrictive covenants, and events of default. The restrictive covenants include customary restrictions on the Company’s ability to incur additional indebtedness; enter into sale or leaseback transactions; make investments, loans or advances; grant or incur liens on assets; sell assets; engage in mergers, consolidations, liquidations or dissolutions; engage in transactions with affiliates; and make dividend and other restricted payments.

The foregoing description of the Credit Agreement is a summary only, and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits:
Exhibit No.	Description
10.1	Amended and Restated Credit Agreement, dated as of June 29, 2016 among JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROUPON, INC.

Dated: July 1, 2016	By:	/s/ Michael Randolfi
	Name:	Michael Randolfi
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement, dated as of June 29, 2016 among JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.